UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

___________

FORM 8-K

___________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2007

Commission File Number: 333-139685

HARCOM PRODUCTIONS, INC.

 (Exact name of small business issuer as specified in its charter)

Oklahoma	73-1556790
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

7401 East 46th Place Tulsa, OK 74145
(Address of principal executive offices) (Zip Code)

(918) 664-9933
(Issuer's telephone number, including area code)

(Former name, former address and former fiscal year, If changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4. Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant's Certifying Accountant.

1.

Previous Independent Registered Public Accounting Firm.

A. On May 7, 2007, Harcom Productions, Inc. (“Registrant”) dismissed its independent registered public accounting firm, Killman, Murrell & Company, P.C. (“Killman”).

B. The reports of Killman on the financial statements of the Registrant as of December 31, 2005 and for the two years ended December 31, 2005 and 2004 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles other than an explanatory paragraph as to a going concern.

C. The decision to change independent registered public accounting firms was approved by the Board of Directors of the Registrant.

D. During the Registrant’s two most recent fiscal years and the subsequent interim periods through May 7, 2007, there were no disagreements with Killman on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Killman, would have caused it to make reference thereto in its reports on the financial statements for such years.

E. On May 7, 2007 the Registrant provided Killman with a copy of this Current Report and has requested that it furnish the Registrant with a letter addressed to the Securities & Exchange Commission stating whether it agrees with the above statements. A copy of such letter is attached as Exhibit 16.1 to this Current Report on Form 8-K.

2.

New Independent Registered Public Accounting Firm.

The Registrant has engaged Li & Company, PC as its new independent certified public accounting firm to review the Registrant’s financial statements effective May 7, 2007. Prior to such engagement, the Registrant did not consult such firm on any of the matters referenced in Regulation S-B Item 304(a)(2).

Section 9. Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired: None

(b) Pro-Forma Financial Statements: None

(c) Exhibits:

Exhibit No.	Description
16.1	Letter of Killman Murrell & Company, P.C. dated May 7, 2007 to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harcom Productions, Inc. (Registrant)

Date: May 7, 2007

By: /s/ Shane Harwell

Shane Harwell

Chief Executive Officer

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